Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of The Finish Line, Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to the best of his knowledge:,

•	The Annual Report on Form 10-K of the Company for the year ended February 25, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78); and

•	The information contained in such Annual Report on Form 10-K fairly presents, in all material aspects, the financial condition and results of operation of the Company.

Date:  May 5, 2006

By:	/s/ ALAN H. COHEN
Alan H. Cohen
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

By:	/s/ KEVIN S. WAMPLER
Kevin S. Wampler
Executive Vice President, Chief Financial Officer